  Space above line for official use only

Prepared By and Return To:

SNELL & WILMER L.L.P.

400 E. Van Buren, 19th Floor Phoenix, Arizona 85004 Attention: Cindy Lundstrom

Reviewed for Compliance with North Carolina Law by:

WOMBLE BOND DICKINSON (US) LLP

555 Fayetteville Street, Suite 1100 Raleigh, North Carolina 27601 Attention: Paul M. Fogleman

DEED OF TRUST,

SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT, AND FIXTURE FILING

By

LF3 PINEVILLE 2, LLC, a Delaware limited liability company, as Grantor and Trustor In favor of THE FIDELITY COMPANY,

a North Carolina corporation, as Trustee

for the benefit of

WESTERN ALLIANCE BANK, an Arizona corporation, as Lender Made and dated as of August 25, 2022

ONE OR MORE OF THE NOTES SECURED BY THIS DEED OF TRUST BEARS INTEREST AT A VARIABLE RATE WHICH WILL FLUCTUATE DURING THE LOAN TERM.

COLLATERAL IS OR INCLUDES FIXTURES.

THIS INSTRUMENT IS INTENDED TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO THE UNIFORM COMMERCIAL CODE AND SHOULD BE FILED FOR RECORD IN THE RECORDS OF THE COUNTY WHERE DEEDS OF TRUST ON REAL PROPERTY ARE RECORDED AND INDEXED AS A DEED OF TRUST, AN ASSIGNMENT OF LEASES AND RENTS, AND A FINANCING STATEMENT COVERING FIXTURES.  The “Secured Party” is

Lender and the “Debtor” is Trustor. The record owner is: Trustor. This document serves as a fixture filing under the North Carolina Uniform Commercial Code (N.C.G.S §25-9-502).

DEED OF TRUST,

SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT, AND FIXTURE FILING

ONE OR MORE OF THE NOTES SECURED BY THIS DEED OF TRUST BEARS INTEREST AT A VARIABLE RATE WHICH WILL FLUCTUATE DURING THE LOAN TERM.

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,

FINANCING STATEMENT AND FIXTURE FILING (the “Deed of Trust”) is made as of August 25, 2022, by LF3 PINEVILLE 2, LLC, a Delaware limited liability company, as Grantor and Trustor (“Trustor”), whose mailing address is c/o Legendary Capital, 1635 43rd St. S., Suite 205, Fargo, ND 58103; to THE FIDELITY COMPANY, a North Carolina corporation (the “Trustee”), whose mailing address is One West Fourth Street, 13th Floor, Winston-Salem, North Carolina 27101, Attention: Paul M. Fogleman; for the benefit of WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), as beneficiary, whose mailing address is One East Washington Street, 25th Floor, Phoenix, AZ 85004, Attention: Hospitality Finance.

FOR VALUABLE CONSIDERATION, it is agreed as follows:

ARTICLE 1 DEED OF TRUST

1.1Grant of Deed of Trust. Trustor irrevocably grants, conveys, assigns, sets over, and transfers to Trustee, in fee simple with General Warranty and English Covenants of Title, in trust, WITH POWER OF SALE AND RIGHT OF ENTRY, for the benefit and security of Lender, and grants to Lender a security interest in, all of the Trust Estate (as hereinafter defined); TO HAVE AND TO HOLD the Trust Estate hereby granted, conveyed, assigned, and transferred, or so intended, together with all estate, right, title and interest of Trustor and anyone claiming by, through or under Trustor, in, to, under or derived from the Trust Estate and all rights and appurtenances relating thereto, unto Lender, its successors and assigns forever, upon the terms, provisions and conditions set forth in this Deed of Trust, subject only to the Permitted Exceptions. This Deed of Trust is being made pursuant to the terms and conditions of the Loan Agreement, of even date herewith, between Trustor and LF3 PINEVILLE 2 TRS, LLC, a Delaware limited liability company (“TRS Borrower”, and collectively, along with Trustor, the “Borrower”), as Borrowers, and Lender, as Lender (as it may be amended, restated, supplemented, extended or renewed from time to time, the “Loan Agreement”). Capitalized terms used in this Deed of Trust and not otherwise defined in this Deed of Trust have the meanings given to those terms in the Loan Agreement.

IMPORTANT NOTICE TO LIEN CLAIMANTS:

Any lien attaching to the Trust Estate after the date hereof (each, a “Junior Lien”) shall be subject and subordinate to all of the Secured Obligations, including: (a) any debt now or hereafter owed Lender or any affiliate of Lender by Trustor or any other Credit Party, including advances (whether or not obligatory) made subsequent to the recording of this Deed of Trust; and (b) any modification to this Deed of Trust, any other Loan Document, or the Secured Obligations after the date of recording of this Deed of Trust, including, without limitation, increases in the amount of the Secured Obligations, increases in interest rates with respect to any Secured Obligation, and changes to the maturity date of any secured modification, notwithstanding that such modification may occur after the date such Junior Lien attaches or may adversely affect or prejudice the rights of any Junior Lien claimant. Nothing herein shall be deemed an approval or consent by Lender to, or waiver of Lender’s right to object to, any such Junior Lien.

1.2The Trust Estate. The “Trust Estate” consists of all of Trustor’s estate, right, title and interest in and to the following described property and property rights, whether now existing or hereafter acquired, including in any greater estate hereafter acquired, with references in this Deed of Trust to the Trust Estate to mean and include all or any portion of or interest in any of the Trust Estate:

(a)The Land and Improvements. The real property described on Exhibit 1.2, together with any and all rights and privileges appurtenant thereto (the “Land”), and all buildings and other improvements located or erected on the Land, including any and all items of property attached or affixed to such buildings or other improvements (or any portion thereof) (collectively, the “Improvements”), which Improvements are intended and agreed to be an integral part of the real property. The Land and the Improvements are referred to in this Deed of Trust as the “Premises.” If there is more than one parcel of real property described on Exhibit 1.2, references in this Deed of Trust to “Land” and “Improvements” shall be to the Land and Improvements relating to and encompassing each such parcel, each of which constitutes a “Premises,” and references to “Premises” shall include each such Premises.

(b)Leases and Rents. Any and all leasehold estates covering any portion of the Premises, including sublease estates, and including all cash or security deposits, advance rentals, and deposits or payments of similar nature (collectively, the “Leases”), together with any and all rents, issues, profits, damages, income and other benefits now or hereafter derived from the Premises, including amounts paid as rents, fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties (collectively the “Rents”).

(c)Other Interests. Any and all (i) interest, estate or other claim, in law or in equity, in any of the Premises, including any greater estate in either the Land or the Improvements; (ii) easements, rights-of-way and other rights used in connection with the Premises, including all rights to the nonexclusive use of common drive entries; (iii) water rights, water stock, and claims or title to water; (iv) land lying within the right-of- way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, parkways, driveways, alleys and strips and gores of land adjacent to or used in connection with the Premises; and (v) awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Premises (including awards for severance damages).

(d)	UCC Collateral. The “UCC Collateral” described on Exhibit 1.2(d).

(e)Fixtures. All fixtures now or hereafter located or used on the Premises (collectively, the “Fixtures”).

(f)Proceeds. All proceeds, both cash and non-cash mutations, and/or products of any of the foregoing (collectively, the “Proceeds”).

1.3Duration of Deed of Trust. This Deed of Trust shall continue in full force and effect until such time as all indebtedness under the Note(s) executed and delivered pursuant to the Loan Agreement and all other Secured Obligations (defined below) have been fully, finally, and irrevocably paid and performed, at which time this Deed of Trust shall be void, and Lender agrees to execute an instrument evidencing the satisfaction of all obligations under this Deed of Trust and releasing this Deed of Trust.

1.4Warranty. Trustor represents, warrants and covenants that Trustor (a) is, and, as to any portion of the Trust Estate acquired hereafter, will upon such acquisition be, the owner of the Trust Estate and all legal and beneficial interests therein, including a fee simple ownership interest in the Premises, free and clear of all Liens, other than the Permitted Exceptions; and (b) shall remain the owner of the entire Trust Estate and all legal and beneficial interests therein free and clear of all Liens, other than the Permitted Exceptions.

ARTICLE 2 OBLIGATIONS SECURED

2.1The Secured Obligations. This Deed of Trust is given to secure the following obligations (collectively, the “Secured Obligations”):

(a)Note Indebtedness. Payment of the indebtedness evidenced by (i) the Term Loan Note dated of even date herewith by Borrower, as maker, and payable to Lender, as payee, in the original principal amount of $7,020,000.00 (the “Term Loan Note”) and (ii) the DLOC Note dated of even date herewith by Borrower, as maker, and payable to Lender, as payee, in the original principal amount of $2,381,000.00 (the “DLOC Note” and collectively, along with the Term Loan Note, the “Note”), with interest thereon, all as provided in the Note and other Loan Documents, INCLUDING INTEREST RATE INCREASES OR DECREASES, MATURITY DATE EXTENSIONS, AND PAYMENT MODIFICATIONS (INCLUDING DEFERRALS OR ACCELERATIONS OF PRINCIPAL OR INTEREST). References

herein to “Note” are to each such Note.

(b)Loan Obligations. Payment of all other Indebtedness and other sums, with interest thereon, that may be owed or arise under, and performance of all other Obligations contained in or arising under, this Deed of Trust, the other Loan Documents, and in any other instrument now or hereafter given to evidence or further secure payment or performance of any Obligation.

(c)Future Advances. The Loan Agreement, the Note, and the Cross Guaranty secured by this Deed of Trust are for present and future obligations of Borrower and Charlotte Borrower to Lender, and this Deed of Trust is executed to secure all such obligations. The period in which future obligations may be incurred and secured by this Deed of Trust is the period between the date hereof and that date which is thirty (30) years from the date hereof. The maximum principal amount, including present and future obligations, which may be secured by this Deed of Trust at any one time is $43,114,000.00 (i.e., double the combined face amounts of the Note and the Charlotte Note). Any additional amounts advanced by Lender pursuant to the provisions of this Deed of Trust shall be deemed necessary expenditures for the protection of the security. Each future advance need not be evidenced by a written instrument or notation signed by Trustor stipulating that such advance is secured by this Deed of Trust. All future obligations shall be considered to be made pursuant to the requirements of NCGS § 45-67, et seq., or any amendments thereto.

(d)Other Disbursements and Protective Advances. All disbursements and other advances made by Lender for (i) the payment of Taxes, maintenance, care, protection or insurance on or with respect to the Trust Estate; (ii) the discharge of Liens having priority over the lien of this Deed of Trust; (iii) the curing of waste of the Trust Estate; (iv) indemnification obligations regarding environmental liabilities associated with the Trust Estate; (v) service charges and expenses incurred by reason of a default hereunder, including late charges, attorneys’ fees and court costs; and (vi) all other charges, disbursements, advances, costs and expenses now or hereafter incurred by Lender pursuant to any of the Loan Documents or as permitted by Applicable Law, in all cases with interest thereon until paid at the rate of 10% per annum. Notwithstanding the foregoing, Lender shall have no obligation to make any disbursements or advance any sums as a result of this subsection.

(e)Cross Guaranty. Payment of Borrower’s obligations under that certain Guaranty (the “Cross Guaranty”) of even date herewith, given by Borrower, for the benefit of Lender, under which Borrower has agreed to unconditionally and irrevocably guarantee to Lender and its successors and/or assigns full payment of all of the “Guaranteed Obligations” (as defined in the Cross Guaranty), including, without limitation, payment of a loan in the maximum principal amount of up to $12,156,000.00, with interest thereon, evidenced by (i) that certain Term Loan Note (the “Charlotte Term Loan Note”) dated of even date herewith by LF3 Charlotte, LLC, a Delaware limited liability company and LF3 Charlotte TRS, LLC, a Delaware limited liability company (collectively, the “Charlotte Borrower”), as maker, and payable to Lender, as payee, in the original principal amount of $9,805,000.00 and (ii) that certain DLOC Note (the “Charlotte DLOC Note” and collectively, along with the Charlotte Term Loan Note, the “Charlotte Note”) dated of even date herewith by Charlotte Borrower, as maker, and payable to Lender, as payee, in the original principal amount of $2,351,000.00, each executed pursuant to that certain Loan Agreement of even date herewith by and between

Charlotte Borrower, as borrower and Lender, as lender. At Lender’s option, the proceeds from any sale of the Trust Estate may be applied to the Secured Obligations described in

Sections 2.1(a), 2.1(b), 2.1(c), and 2.1(d) before being applied to the Secured Obligations described in this Section 2.1(e).

(f)Obligations Generally. Payment and performance of all other Obligations, including any other obligations that are stated in this Deed of Trust to be included as Secured Obligations.

Any Trustor who executes this Deed of Trust but is not a party to or obligated on any of the indebtedness included in the Secured Obligations, is executing this Deed of Trust to mortgage, grant and convey Trustor’s interest in the Trust Estate under the terms of this Deed of Trust and, with respect to obligations of Trustor hereunder or referred to in this Deed of Trust, is not personally obligated to pay the sums secured by this Deed of Trust and the loss such Trustor will incur from a foreclosure thereon or from delivery of a deed-in-lieu of foreclosure shall by the limit of liability of said Trustor.

Trustor is a related entity to both TRS Borrower and Charlotte Borrower, has an interest in the continued economic well-being of TRS Borrower and Charlotte Borrower, and has requested that Lender, from time to time, extend credit or other financial accommodations to TRS Borrower and Charlotte Borrower on the security of, among other property and assets, the land and other assets described in or otherwise encumbered by this Deed of Trust. Accordingly, in addition to its other covenants, representations and warranties set forth in the Deed of Trust, which Trustor confirms and reaffirms, Trustor does hereby covenant, represent, warrant and agree with Lender as follows, which are and the same will be present and continuing covenants, representations, warranties and agreements from Trustor to Lender: (1) Lender has no responsibility for keeping Trustor informed regarding the financial condition of TRS Borrower or Charlotte Borrower; (2) Trustor waives any claim of subrogation, reimbursement, exoneration, contribution or indemnity with respect to the Deed of Trust, the indebtedness and other obligations secured by the Deed of Trust or referenced therein, and any person or entity obligated on the indebtedness and other obligations secured by the Deed of Trust or referenced therein; (3) the Deed of Trust and the land and other property and assets described therein and otherwise encumbered thereby, secure, among other indebtedness and obligations as therein and herein provided, (i) any and all presently existing indebtedness and other obligations of any one or more of TRS Borrower or Charlotte Borrower to Lender, and (ii) any and all future indebtedness and other obligations of any one or more of TRS Borrower and Charlotte Borrower to Lender, in both instances, whether direct or indirect, absolute or contingent, howsoever evidenced, as a borrower, maker, payor, accommodation party, guarantor, surety, obligor or in any other capacity, and including, without limitation, any and all amendments, modifications, renewals, extensions, refinancings, reamortizations, restatements, replacements, substitutions and rearrangements; (4) the Deed of Trust, and the lien and security interest created or established by the Deed of Trust and Trustor’s obligations under the Deed of Trust, are not dependent upon any other person providing support for the indebtedness and other obligations secured thereby, whether in the form of a security deed, guaranty or other form of accommodation; (5) the Deed of Trust, and the lien and security interest created or established by the Deed of Trust and Trustor’s obligations under the Deed of Trust, will not be limited, diminished or extinguished, in whole or in part, by any acts or inactions on Lender’s part, or any other person’s part, with respect to any one or more of the following: (i) any person or entity obligated on any of the indebtedness and other obligations secured by or referenced in the Deed of Trust, (ii) any of the indebtedness and other obligations secured by or referenced in the Deed of Trust, and (iii) any property, or any liens or security interest therein or thereon, now or in the future securing any or all of the indebtedness and other obligations secured by or referenced in the Deed of Trust, including, without limitation, the land and other property and assets described in or encumbered by the Deed of Trust; and (6) if Lender is required to return or repay any payments made on any of the indebtedness or other obligations secured by or referenced in the Deed of Trust, the indebtedness or other obligations intended to be satisfied by such returned or repaid payments will be revived and continued in full force and effect as if said returned or repaid payments had not been made, and the Deed of Trust, and the lien and security interest created or established by the Deed of Trust and Trustor’s obligations under the Deed of Trust, will continue to be effective or reinstated, as the case may be, as to such returned or repaid payments.

2.2Priority. The Trust Estate shall secure all of the Secured Obligations presently or hereafter owed, and the priority of the Lien created hereby for all such Secured Obligations shall be as of the time this Deed of Trust is recorded. Without limiting the foregoing, all advances and disbursements pursuant to Sections 2.1(d) and 2.1(e), whether such advances are obligatory, optional or both and whether made before or after default or maturity or other similar event, shall be secured hereby to the same extent as if such advance or disbursement has been made contemporaneously with the execution hereof, even though no advance may have been made at the time of execution hereof and even though no indebtedness is outstanding at the time any advance is made.

2.3Certain Obligations Not Secured. Notwithstanding any other provision hereof or the other Loan Documents, this Deed of Trust does not secure any obligations of Trustor or any other Credit Party in any Loan Document with respect to state and federal environmental laws, rules, regulations and permits; hazardous materials and other environmental conditions; environmental investigations; the release or threatened release of any hazardous materials; and all environmental remediation requirements.

2.4Agency. To the extent that any Secured Obligation is held by an Affiliate of Lender, rather than directly by Lender, Lender is acting both for itself, with respect to the Secured Obligations held by Lender, and as the representative and collateral agent for and on behalf of such Affiliate with respect to Secured Obligations held by such Affiliate, and Lender is entitled, both on its own behalf and as the representative and collateral agent for and on behalf of such Affiliate, to exercise all rights and remedies of the secured party under this Deed of Trust.

ARTICLE 3 TRUSTOR COVENANTS

3.1Use. Trustor shall use the Trust Estate solely for the operation of a Permitted Concept in accordance with the Franchise Agreement and Management Agreement and for no other purpose. Trustor shall not, without Lender’s prior written consent, (a) initiate or acquiesce in a change in the zoning classification; or (b) grant, amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Trust Estate.

3.2Impositions; Right to Contest. Prior to delinquency, Trustor shall pay the following (collectively, the “Impositions”): (a) all Taxes, water and sewer rents and charges, and charges for utility services that may be assessed, levied or imposed upon Trustor, the Trust Estate, the Loan Documents, or the Secured Obligations; and

(b) all claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a Lien on the Trust Estate, unless Trustor shall contest the amount or validity thereof as permitted in this Section. If by law any Imposition is payable in installments, Trustor may pay the same in installments as they become due and before any fine, penalty, interest, or cost may be added thereto for nonpayment. So long as no Default has occurred that is continuing, Trustor may, at its own expense, contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of any Imposition; provided that Trustor (y) shall have first demonstrated to Lender’s reasonable satisfaction that such proceedings operate to prevent the sale of the Trust Estate to satisfy such Imposition prior to a final determination; and (z) shall have either (i) deposited with Lender adequate security for the payment of the Imposition (including any interest and penalties); or (ii) paid the Imposition in full under protest or furnished such other security or undertaking as may be permitted by Applicable Law to accomplish a stay of any sale of the Trust Estate.

3.3Maintenance and Repair. Trustor shall: (a) maintain the Trust Estate in good condition and repair, subject to reasonable and ordinary wear and tear, and free from actual or constructive waste; (b) operate, remodel, update and modernize the Trust Estate as required by the Franchise Agreement and Management Agreement and as is otherwise prudent and reasonable; and (c) pay all operating costs of the Trust Estate in the ordinary course of business, including utility costs. Trustor shall not do, nor allow any tenant or other user of the Trust Estate to do, any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Premises), impairs or is reasonably likely to impair in any material respect the value of the Trust Estate, is contrary to Applicable Law, or violates in any material respect any applicable covenant, condition, restriction, agreement or easement.

3.4Alterations. Except as may be required or permitted by the Loan Agreement, Trustor shall not make, nor permit to be made, any alterations (including additions) to the Improvements without Lender’s prior written consent, not to be unreasonably withheld or conditioned, except that Trustor may make nonstructural alterations costing less than $100,000 in the aggregate at any one time without Lender’s consent. Structural alterations include any alterations that would affect the foundation of the Improvements; involve the structural elements of the Improvements, such as a load-bearing wall, structural beams, columns, supports or roof; or materially affect any building systems, including electrical systems, plumbing, HVAC, and fire and safety systems. All such work shall:

(a) be at the sole cost of Trustor; (b) be undertaken using licensed contractors; (c) be prosecuted diligently to completion; (d) be of good workmanship and materials; (e) be free of all mechanics’ and materialmen’s liens; and

(f) comply fully with the terms of this Deed of Trust, the Loan Agreement, the Franchise Agreement, the Management Agreement, and all Applicable Law.

3.5	Condemnation.

(a)Takings; Continuation of Obligations. If there is a taking of all or any portion of the Trust Estate or the commencement of any proceedings or negotiations which might result in a taking by any lawful authority by exercise of the right of condemnation or by agreement in lieu of condemnation (a “Taking”), Trustor shall promptly give Lender written notice of the Taking. No Taking shall relieve Trustor of any Secured Obligations, including its obligations to make regularly scheduled payments of principal and interest pursuant to the Note and the other Loan Documents. Trustor authorizes and empowers Lender, at Lender’s option and in Lender’s sole discretion, to settle, adjust, or compromise any claim for loss or damage in connection with any Taking or proposed Taking and to commence, appear in and prosecute in its own name or on behalf of Trustor any such action or proceeding arising out of or relating to a Taking or proposed Taking.

(b)Restoration Obligations. Promptly following the occurrence of a Taking, other than a Total Taking (defined below), Trustor shall, at its expense, commence and diligently complete the repair, restoration, replacement, and rebuilding of the Trust Estate as nearly as possible to its value, condition and character immediately prior to the Taking (a “Restoration”). Trustor shall not be excused from Trustor’s Restoration obligation, regardless of whether or not there are Condemnation Proceeds available to Trustor or whether any such Condemnation Proceeds are sufficient in amount, and the application or release by Lender of any Condemnation Proceeds shall not cure or waive any Default under this Deed of Trust or the other Loan Documents or invalidate any act done pursuant thereto.

(c)Condemnation Proceeds. All compensation, awards, damages, rights of action, and proceeds awarded to Trustor by reason of any such Taking or received by Trustor as the result of a transfer in lieu of a Taking (the “Condemnation Proceeds”) are hereby assigned, and shall be paid, directly to Lender. Trustor agrees to execute such further assignments of the Condemnation Proceeds as Lender may require. If Trustor receives any Condemnation Proceeds, Trustor shall promptly pay the Condemnation Proceeds to Lender, to be applied by Lender to payment of the Secured Obligations in such order as Lender, in its sole discretion, shall determine. To the extent that Condemnation Proceeds are applied to prepay principal on Note, no prepayment fee will be charged in connection with such prepayment. Notwithstanding the foregoing, if no Default has occurred and is continuing and if the Taking is not a Total Taking, the Condemnation Proceeds, less costs, fees and expenses incurred by Lender and Trustor in the collection thereof, including reasonable attorneys’ fees and expenses (the “Net Condemnation Proceeds”), shall be made available to Trustor, to be used by Trustor to satisfy its Restoration obligations, substantially in the manner and according to the procedures, limitations, and requirements provided in the Loan Agreement for the distribution of Net Insurance Proceeds, as if the Net Condemnation Proceeds were Net Insurance Proceeds. “Total Taking” means a Taking of substantially all of the Trust Estate or of such a portion of the Trust Estate that the remainder cannot reasonably be used for the purposes for which used prior to the Taking.

3.6No Discharge. Trustor’s obligations and liabilities hereunder or under any other Loan Document shall not be released, discharged or otherwise affected by reason of: (a) any damage to, destruction of, or condemnation or similar taking of the Trust Estate; (b) any restriction on, or interference by any Person with, any use of any of the Trust Estate; (c) any title defect or encumbrance affecting the Trust Estate; (d) any claim that Trustor has or might have against Lender or Trustee; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to this Deed of Trust by any trustee or receiver of Lender, or by any court, in any such proceeding; (f) any default or failure on Lender’s part to perform or comply with any of the terms of the Loan Documents or of any Related Agreement; or

(g) any other act or occurrence whatsoever, whether similar or dissimilar to the foregoing.

3.7Actions Affecting Trust Estate. Trustor shall give Lender written notice of and, unless otherwise directed in writing by Lender, shall appear in and contest any action or proceeding purporting to affect the security or priority of this Deed of Trust or the rights or powers of Lender or Trustee and shall pay all reasonable costs and expenses (including costs of evidence of title, litigation, and reasonable attorneys’ fees) in any such action or proceeding in which Lender or Trustee may appear.

3.8Actions by Lender or Trustee. If Trustor fails to make any payment or to do any act required hereby, Lender or Trustee may, each in its sole discretion, but without obligation so to do, without releasing Trustor from any obligation, and with only such notice to or demand upon Trustor as is reasonable under the circumstances, but in no event exceeding five days’ prior written notice, make or do the same in such manner and to such extent as Lender or Trustee may deem necessary or appropriate, including: (a) entering upon and taking possession of the Trust Estate and otherwise exercising its rights and remedies hereunder and under the other Loan Documents; (b) taking such actions and making such additions, alterations, repairs and improvements to the Trust Estate as Lender or Trustee reasonably may consider necessary or appropriate to keep the Trust Estate in good condition and repair or otherwise to protect the value or security of any of the Trust Estate, including payment of Impositions and insurance premiums; and (c) taking such actions as Lender or Trustee reasonably may consider necessary or appropriate to protect the priority, validity and enforceability of the lien of this Deed of Trust on the Trust Estate. Trustor shall, immediately upon demand by Lender or Trustee, as the case may be, pay to Lender or Trustee all amounts expended by Lender or Trustee, including all costs and expenses reasonably incurred by Lender or Trustee in connection with the exercise by Lender or Trustee of the foregoing rights (including costs of evidence of title, court costs, appraisals, surveys, fees of receivers, and reasonable attorneys’ fees), together with interest at the rate of 10% on such amounts from the date incurred until paid.

3.9Prohibited Transactions. In order to induce Lender to make the Loan, Trustor agrees that, upon the occurrence of a Prohibited Transaction (as defined in the Loan Agreement) without the prior written consent of Lender, in Lender’s sole discretion, Lender shall have the absolute right, at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. In connection with any request for consent to a Prohibited Transaction, Trustor agrees to pay Lender such fees and other amounts as Lender may reasonably require, as consideration to Lender in connection with, and as a condition precedent to, any such matter.

3.10No Liens or Encumbrances. Trustor covenants not to grant or suffer to exist, and Trustor covenants to pay and promptly discharge, at Trustor’s sole cost and expense, all Liens upon the Trust Estate, other than Permitted Exceptions. Trustor covenants to notify Lender immediately in writing of any such Lien. Except as otherwise provided in this Deed of Trust with respect to Impositions, Trustor may contest in good faith the validity of any involuntary Lien, provided Trustor shall first deposit with Lender a bond or other security satisfactory to Lender in such amount as Lender shall reasonably require, but not more than 150% of the amount of the claim, and provided further that if Trustor loses such contest, Trustor will thereafter diligently proceed to cause such Lien to be removed and discharged, at Trustor’s sole cost and expense. If Trustor fails to remove or discharge any Lien, then, in addition to any other right or remedy of Lender or Trustee, Lender or Trustee may, after only such notice to Trustor as may be reasonable under the then existing circumstances, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Trustor shall, immediately upon demand therefor by Lender or Trustee, pay to Lender or Trustee an amount equal to all amounts expended by Lender or Trustee, including all costs and expenses incurred by Lender or Trustee in connection with the exercise by Lender or Trustee of the foregoing rights, together with interest thereon from the date of each such expenditure at the rate of 10% per annum. Such costs and expenses shall be secured by the Liens in favor of Lender, including the lien of this Deed of Trust, and are part of the Secured Obligations.

3.11Periodic Appraisals. Lender may require an appraisal of the Premises, or an update to a previously provided appraisal of the Premises, indicating the present appraised fair market value thereof: (a) if Lender determines in good faith that an appraisal is required as a result of (i) any law, regulation or guideline or any change or interpretation thereof; or (ii) any central bank or other fiscal, monetary or other Government Authority having jurisdiction over Lender or its activities requesting, directing or imposing a condition upon Lender (whether or not such request, direction or condition shall have the force of law); (b) at any time after the occurrence and during the continuance of a Default; or (c) at any other time that Lender, in its reasonable discretion deems it appropriate. Appraisals and updates pursuant to subsections (a) and (b) shall be at Trustor’s sole cost and expense. Appraisals and updates pursuant to subsection (c) shall be at Lender’s sole cost and expense; provided, however, that Lender may charge Trustor for one such appraisal or update for the Premises in each calendar year during the continuance of the Deed of Trust. All such appraisals and updates shall comply with Applicable Law, as well as Lender’s internal requirements, and shall be conducted by appraisers selected and retained by or on behalf of Lender.

3.12Flood Insurance. If Trustor owns the Improvements and if the Premises are located in a Special Flood Hazard Area (“SFHA”) designated by the Federal Emergency Management Administration, Trustor shall, at its expense, obtain and maintain flood insurance under the National Flood Insurance Program (“NFIP”) for the Premises meeting the Insurance Requirements in the Loan Agreement and providing insurance coverage sufficient to rebuild or replace the Improvements in an amount not less than the lesser of: (a) the outstanding principal balance of each Note secured hereby, including any prior liens on the Premises; (b) the maximum amount of coverage allowed for the type of property under the NFIP; or (c) the value of the Improvements and equipment located on the Land, but not the value of the Land itself. The policy must state the proper SFHA zone for the Premises (i.e., SFHA zones beginning with “A” or “V”). Deductibles must be stated and may not exceed $50,000. SPECIAL NOTICE: Notice is hereby given to Trustor that, if Trustor fails to renew or keep in effect adequate flood insurance on the Premises during the time that the NFIP mandates flood insurance coverage, federal law requires Lender to purchase the flood insurance for the Premises and authorizes Lender to charge Trustor the cost of premiums and fees incurred in purchasing the insurance. Any flood insurance that Lender purchases may not fully protect Trustor’s interest and equity in the Premises and will be substantially more expensive than the insurance Trustor may obtain.

3.13Granting of Easements, Etc. If no Default shall have occurred and be continuing, Trustor may, from time to time with respect to its interest in the Trust Estate and with Lender’s prior written consent: (a) grant easements and other rights in the nature of easements; (b) release existing easements or other rights in the nature of easements which are for the benefit of the Trust Estate; (c) dedicate or transfer unimproved portions of the Trust Estate for road, highway or other public purposes; (d) execute petitions to have the Trust Estate annexed to any municipal corporation or utility district; and (e) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers. At any time, or from time to time, without liability therefor and without notice, upon written request of Lender and without affecting the personal liability of any Person for payment of the Secured Obligations or the effect of this Deed of Trust upon the remainder of the Trust Estate, Trustee may reconvey any part of the Trust Estate or join in any of the foregoing actions.

3.14Lender’s Power. Without affecting the liability of any Person liable for the payment or performance of any of the Secured Obligations and without affecting the lien of this Deed of Trust upon the Trust Estate not then or theretofore released as security for the Secured Obligations, Lender may, from time to time and without notice:

(a) release any Person so liable; (b) extend the Secured Obligations; (c) grant other indulgences; (d) release or reconvey, or cause to be released or reconveyed, at any time at Lender’s option any parcel, portion or all of the Trust Estate; (e) take or release any other or additional security or any guaranty for any of the Secured Obligations; or

(f) make adjustments or other arrangements with debtors in relation thereto.

3.15Recording; Further Assurances. Trustor shall, from time to time, perform or cause to be performed any other act and shall execute or cause to be executed any and all further instruments (in recordable form) as Lender or Trustee may reasonably request for carrying out the intention of, or facilitating the performance of, this Deed of Trust, including to maintain the priority of the Deed of Trust at the date of initial recording.

3.16Representations and Warranties. Trustor represents and warrants to Lender that: (a) to the best of Trustor’s knowledge: (i) all Improvements are, or upon completion will be, located within the boundary lines of the Land and do not and will not, upon completion, encroach upon the land of any adjacent owner; (ii) no improvements of any third Person encroach upon the Land; and (iii) no Person has any unrecorded right, title or interest in the Premises or any other part of the Trust Estate, whether by right of adverse possession, prescriptive easement, right of first refusal, right of first offer, option to purchase, lease, or other Contractual Obligation; and (b) there are no delinquent accounts payable or mechanics’ or materialmen’s Liens in favor of any materialman, laborer, or other Person in connection with labor or materials furnished to or performed on any of the Premises and no work has been performed or is in progress, nor have materials been supplied to any portion of the Trust Estate or agreements entered into for work to be performed or materials to be supplied to any portion of the Trust Estate prior to the date of this Deed of Trust.

3.17Grant of Security Interest. As further security for payment and performance of the Secured Obligations, Trustor grants to Lender a lien on and security interest in and to all of the UCC Collateral, and this Deed of Trust constitutes a security agreement with Trustor, as debtor, and Lender, as secured party. Lender confirms that, notwithstanding the inclusion of general intangibles as part of the UCC Collateral and the creation, attachment and perfection of Lender’s lien on and security interest in general intangibles in accordance with the provision of UCC Section 9-408(a), such creation, attachment and perfection is subject to the limitations imposed by UCC Section 9-408(d) which provide that such creation, attachment, and perfection (a) is not enforceable against Franchisor or Manager; (b) does not impose a duty or obligation on Franchisor or Manager; (c) does not require Franchisor or Manager to recognize such lien and security interest, pay or render performance to Lender, or accept payment or performance from Lender; (d) does not entitle Lender to use or assign Trustor’s rights under the Franchise Agreement or the Management Agreement; and (e) does not entitle Lender to use, assign, possess, or have access to any trade secrets or confidential information of Franchisor or Manager.

3.18Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures and Proceeds included within the Trust Estate and is to be filed for record in the real estate records of each city or county where any part of the Trust Estate (including said Fixtures and Proceeds) is situated. The mailing address of Trustor is the address of Trustor set forth in the introductory paragraph in this Deed of Trust, and the address of Lender from which information concerning the Liens may be obtained is the address of Lender as set forth in the introductory paragraph of this Deed of Trust.

ARTICLE 4 ASSIGNMENT OF LEASES AND RENTS

4.1Assignment of Leases and Rents. Trustor assigns, transfers, and conveys to Lender all of Trustor’s estate, right, title and interest in and to the Leases and Rents and gives to and confers upon Lender the right, power and authority to collect the Rents; to give receipts, releases and satisfactions; to sue, in the name of Trustor or Lender, for all Rents; and to apply the Rents to the payment of the Secured Obligations in such order as Lender shall determine. Trustor further irrevocably appoints Lender its true and lawful attorney-in-fact, at the option of Lender at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Trustor or Lender, for all Rents. Trustor authorizes and directs the lessees, tenants and occupants to make all payments under the Leases directly to Lender upon written demand by Lender, without further consent of Trustor; provided, however, that Trustor shall have the right to collect such Rents (but not more than one month in advance unless the written approval of Lender is first obtained), and to retain and enjoy same, so long as a Default shall not have occurred. THE ASSIGNMENT OF THE RENTS MADE IN THIS SECTION IS INTENDED TO BE AN ABSOLUTE, PRESENT ASSIGNMENT FROM TRUSTOR TO LENDER AND

NOT MERELY THE PASSING OF A SECURITY INTEREST. Rents collected subsequent to any Event of Default shall be applied to the costs, if any, of taking possession and control of and managing the Trust Estate and collecting such amounts, including to pay reasonable attorney’s fees, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Trust Estate, premiums on insurance policies, taxes, assessments and other charges on the Trust Estate, and the costs of discharging any obligation or liability of Trustor with respect to the Leases and to the sums secured by this Deed of Trust, all in such order as Lender may, in its sole discretion, determine.

4.2Rights of Lender. Upon the occurrence and during the continuance of an Event of Default, Lender may, at any time without notice (except if required by any Applicable Law), either in person, by agent or by a court- appointed receiver (with such receiver to have all powers and duties set forth for receivers in this Deed of Trust and as prescribed by Applicable Law), regardless of the adequacy of Lender’s security, and at Lender’s sole election (without any obligation to do so), to the extent permitted by Applicable Law, enter upon and take possession and control of the Trust Estate to perform all acts necessary and appropriate to operate and maintain the Trust Estate, including to execute, cancel or modify the Leases, make repairs to the Trust Estate, execute or terminate contracts providing for the management or maintenance of the Trust Estate, all on such terms as are deemed best to protect the security of this assignment. Lender or the receiver, to the extent permitted by Applicable Law, shall have access to the books and records used in the operation and maintenance of the Trust Estate and shall be liable to account only for those Rents actually received. Lender shall not be liable to Trustor, anyone claiming under or through Trustor or anyone having an interest in the Trust Estate by reason of anything done or left undone by Lender hereunder, except to the extent of Lender’s gross negligence or willful misconduct. Any entering upon and taking possession and control of the Trust Estate by Lender or the receiver and any application of Rents as provided herein shall not cure or waive any Default or invalidate any other right or remedy of Lender.

4.3Trustor’s Affirmative Obligations. Trustor shall: (a) fulfill, perform and observe in all respects each and every condition and covenant of Trustor contained in any Lease; (b) give prompt notice to Lender of any claim or event of default under any Lease given to or by Trustor, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default; (c) at the sole cost and expense of Trustor, enforce the performance and observance of each and every covenant and condition of any Lease to be performed or observed by any other party thereto, unless such enforcement is waived in writing by Lender; and

(d) appear in and defend any action challenging the validity, enforceability or priority of the Lien created hereby or the validity or enforceability of any Lease. Trustor shall cause the tenant under each Lease to comply with Trustor’s obligations contained in Article 3; provided, however, this requirement shall not relieve or release Trustor from any of its obligations under Article 3 or elsewhere in any of the Loan Documents.

4.4	Negative Covenants. Trustor shall not, without Lender’s consent, in Lender’s sole discretion:

(a) enter into any Lease; (b) modify or amend the terms of any Lease; (c) grant any consents under any Lease, including any consent to an assignment of any Lease, a mortgaging of the leasehold estate created by any Lease or a subletting by the tenant under any Lease; (d) terminate, cancel, surrender, or accept the surrender of, any Lease, or waive or release any Person from the observance or performance of any obligation to be performed pursuant to any Lease or from liability on account of any warranty given thereunder; or (e) assign, transfer, mortgage, pledge or hypothecate any Lease or any interest therein to any party other than Lender. Any lease, modification, grant, termination, cancellation, surrender, waiver or release in violation of the foregoing provisions shall be null and void and of no force and effect.

4.5No Merger. Unless Lender otherwise consents or elects, Trustor’s title to the Trust Estate and the leasehold interest in the Trust Estate created by any Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in Trustor, Lender or any other person by purchase, operation of law, or by foreclosure or sale of the Trust Estate pursuant hereto or otherwise.

ARTICLE 5

EVENTS OF DEFAULT AND REMEDIES

5.1	Events of Default. Each Event of Default constitutes an “Event of Default” under this Deed of Trust.

5.2Remedies. Trustor irrevocably agrees that, upon the occurrence of an Event of Default, in addition to all other rights and remedies provided in this Deed of Trust, in any of the other Loan Documents, or by Applicable Law, Lender may take all or any of the following actions:

(a)Acceleration. Declare all or any part of the Secured Obligations immediately due and payable without any presentment, demand, protest or notice of any kind.

(b)Right of Entry. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, either in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of, to increase the income from, or to protect the security of this Deed of Trust with respect to, the Trust Estate and, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including reasonable attorneys’ fees) to the Secured Obligations, all in such order as Lender may determine. The entering upon and taking possession of the Trust Estate, the collection of such Rents and the application thereof shall not cure or waive any default or notice of default or invalidate any act done in response to such default or pursuant to such notice of default. Notwithstanding the continuance in possession of the Trust Estate or the collection, receipt and application of Rents, Lender and Trustee shall be entitled to exercise every right and remedy provided for in any of the Loan Documents or by law upon occurrence of any Event of Default.

(c)Foreclosure. Commence an action to foreclose the Lien of this Deed of Trust as a mortgage in a single parcel or in several parcels, appoint a receiver, or specifically enforce any of the covenants of this Deed of Trust.

(d)Exercise of Power of Sale. Exercise the power of sale contained in this Deed of Trust and deliver to Trustee a written statement of breach, notice of default and election to cause Trustor’s interest in the Trust Estate to be sold, all in accordance with Applicable Law.

(i)If Lender elects to exercise the power of sale contained in this Deed of Trust, Lender shall notify Trustee in writing and shall deposit with Trustee copies of this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

(ii)Upon receipt of such notice from Lender and at the direction of Lender, Trustee shall cause to be recorded, published or delivered such notices of default and notices of sale as may then be required by law or this Deed of Trust. Trustee shall, only at the direction of Lender and without demand on Trustor, after such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell Trustor’s interest in the Trust Estate at the time and place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as Lender shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law. Lender has the right to become the purchaser at any sale held by the Trustee or any successor or substitute trustee or by any receiver or public officer or at any public sale, and Lender has the right to credit the amount of Lender’s successful bid, to the extent necessary to satisfy the bid, all or any part of the Secured Obligations in the manner and order that Lender may elect. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Lender, may purchase at such sale and Trustor covenants to warrant and defend the title of such purchaser or purchasers. Lender shall have the right to credit bid at any such sale.

(iii)Trustee or Lender may sell not only the real property but also the UCC Collateral and other interests which are a part of the Trust Estate, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Trust Estate separately from the remainder of the Trust Estate. Neither Trustee nor Lender shall be required to take possession of any part of the Trust Estate or to have any of the UCC Collateral present at any sale of the Trust Estate. Trustee or Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee or Lender, including the posting of notices and the conduct of sale, but in the name and on behalf of Lender. If any sale hereunder is not completed or is defective in the opinion of

Trustee or Lender, such sale shall not exhaust the power of sale hereunder, and Trustee or Lender shall have the right to cause a subsequent sale or sales to be made hereunder.

(iv)Except as otherwise required by Applicable Law, after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale, Trustee or Lender shall apply the proceeds of sale (A) first, to payment of all costs, fees and expenses, including attorneys’ fees and expenses incurred by Lender in exercising the power of sale or foreclosing this Deed of Trust and a reasonable commission to Trustee; (B) second, to discharge all taxes, levies and assessments, with costs and interest, having priority over the lien of this Deed of Trust, (C) third, to the payment of the Secured Obligations (including, without limitation, the principal, accrued interest and other sums due and owing under the Note and the amounts due and owing to Lender under this Deed of Trust) in such manner and order as Lender may elect; and

(D) fourth, the remainder, if any, shall be paid to Trustor, or such other persons as may be legally entitled thereto.

(v)Trustee may, in the manner provided by law, postpone or continue sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone or continue such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement or continuation, or may, in its sole discretion, give a new notice of sale.

(vi)Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Trust Estate or any part thereof. In lieu of paying cash therefor, Lender may make settlement for the purchase price by crediting upon the Secured Obligations or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Lender is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Loan Agreement, the Note, and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Secured Obligations as having been paid.

(e)	Receiver. Obtain an order, ex parte, from a state or federal court appointing a receiver for

(i) the business operations of Trustor; (ii) the Trust Estate; and/or (iii) any or all of the assets and property rights of Trustor. Lender’s right to obtain such an order ex parte from such court shall be as a matter of right and, to the extent not otherwise required by Applicable Law, without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Trust Estate or the interest of Trustor therein. TRUSTOR WAIVES ANY RIGHT TO A HEARING OR NOTICE OF HEARING PRIOR TO THE APPOINTMENT  OF  A  RECEIVER  AND  IRREVOCABLY  CONSENTS  TO  SUCH

APPOINTMENT. Trustor irrevocably agrees that any receiver appointed pursuant to this subsection may have all of the powers and duties of receivers in like or similar cases, including the right, with Lender’s express written consent, to operate and sell all property of the receivership estate, and that such powers and duties shall be vested in the receiver until the later of (x) the date of confirmation of sale of the receivership estate, (y) the date of expiration of any redemption period, or (z) the date the receiver is discharged. Trustor waives any and all rights it may have to object to the appointment of a receiver as provided herein or to the receiver’s operation or disposition of the receivership estate.

5.3Personal Property. It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9 of the UCC, Lender, upon an Event of Default, may proceed under the UCC or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect to real property, as specifically permitted under Section 9.604 of the UCC. With respect to Fixtures and Proceeds, Lender or Trustee may elect to treat same as either real property or personal property and proceed to exercise such rights and remedies applicable to the categorization so chosen. In the event

Lender elects to proceed under the UCC, it is expressly agreed that ten days’ notice by Lender to Trustor is reasonably notice under any provision of the UCC that requires such notice. Lender may proceed against the items of real property and any items of personal property separately or together in any order whatsoever, without in any way affecting or waiving Lender’s rights and remedies under the UCC, this Deed of Trust, the Note or the other Loan Documents. Trustor acknowledges and agrees that Lender’s rights and remedies under the Deed of Trust, the Note and the other Loan Documents shall be cumulative and shall be in addition to every other right and remedy now or hereafter existing at law, in equity, by statute or by agreement of the parties.

5.4Lender’s Exercise of Remedies. Lender and Trustee shall be entitled to enforce payment and performance of any Secured Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or any laws now or hereafter in force, notwithstanding some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained in this Deed of Trust, shall prejudice or in any manner affect Lender’s or Trustee’s right to realize upon or enforce any other security now or hereafter held by Lender or Trustee, it being agreed that Lender and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Lender or Trustee in such order and manner as it may in its absolute discretion determine.

5.5Possession of Trust Estate. If, following the sale of the Trust Estate pursuant to the exercise of remedies under this Deed of Trust, Trustor continues to occupy any of the Trust Estate so sold, Trustor shall be deemed immediately and automatically to have become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Trust Estate so occupied, such rental to be due and payable daily to the purchaser. An action of unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of such Trust Estate.

5.6Waiver of Rights. To the maximum extent permitted under Applicable Law, Trustor knowingly, voluntarily, and unconditionally: (a) waives the benefit of any Applicable Law now or hereafter existing that

(i) provides for any appraisement or valuation before sale of any portion of the Trust Estate; (ii) in any way extends the time for the enforcement of the collection of the Secured Obligations or creates or extends a moratorium or period of redemption from any sale made in furtherance of collecting the Secured Obligations; (iii) limits Lender’s right to pursue a deficiency judgment after a judicial or non-judicial foreclosure or limits the amount of any deficiency judgment; or (iv) requires or permits Trustor or the court to determine or otherwise consider the fair market value of any of the Trust Estate in connection with such judicial or non-judicial foreclosure and as a potential limitation on the amount of any deficiency judgment; and (b) agrees that Trustor will not at any time insist upon, plea, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, and Trustor, for Trustor, Trustor’s representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Trust Estate, waives and releases all rights of homestead exemption. In addition, to the fullest extent permitted under Applicable Law, Trustor expressly waives and relinquishes any and all rights, remedies and defenses that Trustor may have or be able to assert by reason of any Applicable Law pertaining to the rights, remedies and defenses of sureties.

5.7No Right of Subrogation. Until all Secured Obligations shall have been paid in full, Trustor: (i) shall not have any right of subrogation to any of the rights of Lender against any guarantor, maker or endorser; (ii) to the fullest extent of Applicable Law, waives any right to enforce any remedy which Lender now has or may hereafter have against any guarantor, maker or endorser; and (iii) to the fullest extent of Applicable Law, waives any benefit of, and any other right to participate in, any collateral security for the Secured Obligations or any guaranty of the Secured Obligations now or hereafter held by Lender.

5.8Marshaling. Neither Lender nor Trustee shall be required to marshal any present or future collateral security (including the Trust Estate) for, or other assurances of payment of, the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Trustor agrees that it will not invoke any law relating to the marshaling of collateral which might cause a delay in or impede the enforcement of Lender’s or Trustee’s rights and remedies under this Deed of Trust or under any of the other Loan Documents, and, to the extent that it lawfully may, Trustor irrevocably waives the benefits of all such laws.

5.9Multiple Security. If (a) the Trust Estate consists of one or more parcels, whether or not contiguous and whether or not located in the same city or county, and/or (b) if, in addition to this Deed of Trust, Lender now or hereafter holds or is the beneficiary of one or more additional mortgages, liens, deeds of trust or other security for the Secured Obligations upon other property in the state where the Premises are located (whether such property is owned by Trustor or others), Lender may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all of the trustee’s sale or foreclosure proceedings against all such collateral securing the Secured Obligations (including the Trust Estate), which action or sale may be brought, consolidated, or conducted in the courts of any city or county in which any of such collateral is located. Trustor irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Trustor agrees that if Lender is prosecuting one or more foreclosure or other proceedings against a portion of the Trust Estate or against any other collateral directly or indirectly securing the Secured Obligations, or if Lender obtains a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Premises are located, Lender may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Estate, and Trustor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. It is expressly understood and agreed that to the fullest extent permitted by Applicable Law, Lender may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner.

5.10Request for Notice. Trustor requests a copy of any notice of default and that any notice of sale under this Deed of Trust be mailed to it in accordance with the provisions below for the giving of notices.

ARTICLE 6 MISCELLANEOUS

6.1Applicability of General Provisions. All provisions of the Loan Agreement Article entitled “General Provisions” apply to this Deed of Trust, the same as if such provisions were set forth in full in this Deed of Trust.

6.2The Trustee. Trustee accepts the trusts hereby created and agrees to perform its duties in this Deed of Trust for the benefit of Lender. To the extent permitted by and consistent with Applicable Law, Trustee will not exercise its rights under this Deed of Trust except upon written direction from Lender. Lender may, from time to time, by a written instrument executed and acknowledged by Lender, mailed to Trustor and recorded in the city or county in which the Trust Estate is located and by otherwise complying with the provisions of Applicable Law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of such predecessor. Trustor shall pay or cause to be paid the compensation to which Trustee is entitled hereunder and all proper disbursements and expenses incurred by Trustee hereunder.

6.3Reconveyance. Upon Lender’s written request stating that all Secured Obligations have been satisfied in full or otherwise upon Lender’s written request and upon payment by Trustor of Trustee’s fees, Trustee shall reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust

Estate then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.” Trustor shall also pay Lender a reasonable processing fee in connection with such reconveyance.

6.4Notices. Notices pursuant to this Deed of Trust shall be given as provided in the Loan Agreement, with notices to Trustee to be given at the address stated in the first paragraph of this Deed of Trust or to such other address as Trustee may specify to the other parties in writing.

6.5Governing Law. THE CREATION OF THIS DEED OF TRUST AND THE RIGHTS AND REMEDIES OF LENDER WITH RESPECT TO THE TRUST ESTATE, AS PROVIDED HEREIN AND BY THE LAWS OF THE STATE WHERE THE PREMISES ARE LOCATED, AS WELL AS LIEN PRIORITIES, INCLUDING WITH RESPECT TO MECHANICS’ AND MATERIALMEN’S LIENS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SUCH STATE, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

6.6Other Security Documents. The provisions hereof supplement the provisions of any other Loan Document that grants a Lien to Lender or that otherwise secures payment or performance of any of the Secured Obligations, and nothing contained therein shall derogate from any of the rights or remedies of Lender hereunder.

6.7Mortgagee in Possession. Nothing contained in this Deed of Trust shall be construed as constituting Lender a mortgagee in possession in the absence of the actual taking of possession of the Trust Estate. In the exercise of the powers granted in this Deed of Trust to Lender, no liability will be asserted or enforced against Lender, all liability being expressly waived and released by Trustor.

6.8Modifications. This Deed of Trust may not be modified except in a writing executed by Trustor and Lender. Any agreement made by Trustor and Lender after the date hereof relating hereto, to the Trust Estate, or to any Secured Obligation shall be superior to any intervening or subordinate Lien.

6.9Last Dollars Secured; Priority. If at any time this Deed of Trust shall secure less than all of the principal amount of the Secured Obligations, it is expressly agreed that any repayments of the principal amount of the Secured Obligations shall not reduce the amount of the Lien of this Deed of Trust until the Lien amount shall equal the principal amount of the Secured Obligations outstanding.

6.10Binding Effect. This Deed of Trust shall be binding upon and inure to the benefit of Trustor and Lender and their respective successors and permitted assigns, including, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

6.11	State Specific Provisions.

(a)Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section and the terms and conditions of this Deed of Trust, the terms and conditions of this Section shall control and be binding.

(b)Power of Sale. Notwithstanding anything in this Deed of Trust to the contrary, no sale of any portion of the Trust Estate under the power of sale contained in this Deed of Trust shall occur until Lender and Trustee shall have complied with the provisions of Chapter 45 of the North Carolina General Statutes relating to power of sale foreclosures, including, without limitation, the requirement for notice and a hearing and the distribution of proceeds from any sale.

(c)Cancellation and Period of Deed of Trust. If at any time during the period of this Deed of Trust there is no indebtedness outstanding under any of the Obligations, no obligation of Lender to make any further or additional advances to any person under the Obligations, and all indebtedness and other obligations due and owing under this Deed of Trust and the Obligations, whether by Trustor, some other person or

Trustor and some other person (jointly and severally), have been paid and satisfied in full, Lender will, upon written request of Trustor and at Trustor’s costs and expense (including, without limitation, reasonable attorneys’ fees) if permitted by applicable law, cause the Trustee to execute and deliver to Trustor a reconveyance or satisfaction of this Deed of Trust. Unless earlier cancelled as provided in the preceding sentence and without extending the due date of any payment and the date of performance of any obligation under any of the Obligations and under this Deed of Trust as set forth herein and therein, and assuming no other provision in this Deed of Trust specifically provides to the contrary, the period of this Deed of Trust (including its lien and security interest) and the period by which all of the terms and conditions of this Deed of Trust are required to be finally and fully performed shall be a date thirty (30) years from the effective date of this Deed of Trust.

(d)No Release. Trustor hereby waives and releases any rights Trustor may have with regard to release of liability or obligations of Trustor pursuant to N.C. Gen. Stat. Section 45-45.1 (or any amendment thereto).

(e)Waiver of NC General Statute Chapter 26. To the fullest extent permitted by law, the Trustor hereby waives any right it may now or hereafter have to require the Lender, as a condition to the exercise of any remedy or other right against the Trustor hereunder or under any other document executed by the Trustor in connection with any obligations secured hereby: (a) to proceed against any other borrower or guarantor or any other person, or against any other collateral assigned to the Lender by the Trustor or any other borrower or guarantor or any other person; (b) to pursue any other right or remedy in the Lender’s power. Without limiting the generality of the foregoing or any other provision hereof, the Trustor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to the Trustor under any applicable law. To the fullest extent permitted by law, the Trustor expressly waives any rights of the Trustor pursuant to Chapter 26 of the North Carolina General Statutes including North Carolina General Statute Sections 26-7 through 26-9 inclusive, or any similar or subsequent law.

(f)After-acquired Property. To the extent allowed under North Carolina law, all property acquired by Trustor after the date of this Deed of Trust which by the terms of this Deed of Trust shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Trustor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Deed of Trust. Nevertheless, Trustor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further deeds of trust, mortgages, security agreements, financing statements, assignments and assurances, as Lender shall require in order for the lien and security interest on such after-acquired property to be effective against lien creditors and purchasers for value and otherwise to accomplish the purposes of this Deed of Trust.

(g)Joinder by Trustee. Trustee shall not be required to join in a modification, amendment or other change to this Deed of Trust and the lack of joinder by Trustee shall not negate, impair or void this Deed of Trust, or this Deed of Trust as modified, amended or changed.

(h)Substitution of Trustee. Lender shall at any time have the irrevocable right to remove Trustee herein named without notice or cause and to appoint his successor by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to be recorded in North Carolina. In the event of the death, cessation of business, termination of existence or resignation of Trustee herein named, Lender shall have the right to appoint his successor by such written instrument. Any Trustee so appointed shall be vested with the title to the Trust Estate or the Collateral and shall possess all the powers, duties and obligations herein conferred on Trustee in the same manner and to the same extent as though he were named herein as Trustee.

(i)No Waiver; No Course of Dealing; No Invalidity. Lender, at any time or times, may grant extensions of time for payment or other indulgences or accommodations to any person obligated on any of the Secured Obligations, or permit the renewal, amendment or modification thereof or substitution or replacement therefor, or permit the substitution, exchange or release of any property securing any of the Secured Obligations and may add or release any person primarily or secondarily liable on any of the Secured Obligations, all without releasing Trustor from any of its liabilities and obligations under this Deed of Trust and without Lender waiving any of its rights and remedies under this Deed of Trust, or otherwise. No delay or forbearance by Lender in exercising any or all of its rights and remedies hereunder or rights and remedies otherwise afforded by law or in equity shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any Event of Default as set forth herein or in the event of any subsequent Event of Default hereunder. Also, no act or inaction of Lender under this Deed of Trust shall be deemed to constitute or establish a “course of performance or dealing” that would require Lender to so act or refrain from acting in any particular manner at a later time under similar or dissimilar circumstances. Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

(j)Trustee Commission. The Trustee shall be entitled to a Trustee’s fee based on the actual number of hours charged by Trustee or its attorneys (such to be based on time actually incurred at its usual hourly rates).

(k)Reasonable Attorneys’ Fees. Whenever the term “reasonable attorneys’ fees” is used herein, it shall mean reasonable attorneys’ fees actually incurred (based on the actual number of hours worked by outside legal counsel and paralegals multiplied by their customary hourly rate) and actual out-of-pocket legal expenses notwithstanding any statutory presumption set forth in N.C.G.S. Section 6.21.2 or otherwise to the contrary.

(l)Execution Under Seal. Trustor agrees that this instrument is executed under seal. If Trustor is a corporation, the designation (“SEAL”) on this instrument shall be as effective as the affixing of Trustor’s corporate seal physically to this instrument.

[SIGNATURE PAGE FOLLOWS]

18

EXECUTED effective as of the date first set forth above.

TRUSTOR:

LF3 PINEVILLE 2, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

By: Lodging Fund REIT III, Inc,. a Maryland

Corporation, its General partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Its: Chief Financial Officer

STATE OF North Dakota

ss

COUNTY OF Cass

On July 26. 2022, before me, the undersigned, a Notary Public in and for said State personally appeared · amuel C. Montgomery known to me to be the Chief Financial Officer of Lodging Fund REIT III, Inc., General Partner of Lodging Fund III OP, LP, Sole Member ofLF3 Pineville 2, LLC, and acknowledged to me that such individual executed the within instrument on behalf of said limited liability company.

WITNESS my hand and official seal.

/s/ Jennifer Moum

Jennifer Moum

[SEAL]

Notary Public in and for said County and State

JENNIFER MOUM

Notary Public

State Of Nortti Dakota

ommisslon E

M C

Signature Page to Deed of Trust

Article 8 EXHIBIT 1.2 LEGAL DESCRIPTION

The Land referred to herein below is situated in the County of Mecklenburg, State of North Carolina, and is described as follows:

LYING AND BEING SITUATE IN MECKLENBURG COUNTY, NORTH CAROLINA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING ALL OF LOT 2 OF PANOS HOTEL PROPERTY (PINEVILLE) – MAP 2 SUBDIVISION AS THE SAME IS SHOWN ON A MAP THEREOF RECORDED IN MAP BOOK 30 AT PAGE 69 IN THE MECKLENBURG COUNTY PUBLIC REGISTRY.

TOGETHER WITH EASEMENT CONTAINED IN THAT CERTAIN PARKING EASEMENT RECORDED IN BOOK 10375 AT PAGE 103 IN THE MECKLENBURG COUNTY PUBLIC REGISTRY.

EXHIBIT 1.2(d)

Article 9 THE UCC COLLATERAL

The “UCC Collateral” consists of all of the following described property, whether now owned or hereafter acquired and wherever located, together with all replacements and substitutions therefor and all cash and non-cash proceeds (including insurance proceeds and any title or UCC insurance proceeds) and products thereof, and, in the case of tangible property, together with all additions, attachments, accessions, parts, equipment and repairs now or hereafter attached or affixed thereto or used in connection therewith, excluding, however, any and all “consumer goods,” as defined in the UCC: All of Trustor’s right, title, and interest in: (a) all types of property included within the term “equipment” as defined by the UCC (except vehicles, boats and airplanes), including machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment; (b) all inventory, including all goods held for sale, raw materials, work in process and materials or supplies used or consumed in Trustor’s business; (c) all documents; general intangibles; accounts; contract rights; chattel paper and instruments; money; securities; investment properties; deposit accounts; supporting obligations; letters of credit and letter of credit rights; commercial tort claims; and records, software and information contained in computer media (such as databases, source and object codes and information therein), together with any equipment and software to create, utilize, maintain or process any such records or data on electronic media; (d) any and all plans and specifications, designs, drawings and other matters prepared for any construction on any of the Premises or regarding any improvements to any of the Premises and any and all construction contracts, design agreements, engineering agreements and other agreements related to the construction of any such improvements; (e) goodwill; and (f) to the extent constituting collateral with respect to which a security interest may be created pursuant to Article 9 of the UCC, amounts paid as rents, fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties.